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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of Mercantile Bank Corporation on Form S-3 of our report dated January 17, 2003 on the 2002 consolidated financial statements of Mercantile Bank Corporation, which report is included in the Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2002 and to the reference to us under the caption "Experts" in the related Form S-3.



                                       /s/Crowe Chizek and Company LLC



Grand Rapids, Michigan
August 7, 2003